UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

Molecular Insight Pharmaceuticals, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2009 that in conjunction with a decision by the Company’s Board of Directors (the “Board”) to reduce its size from 11 to nine members, Dr. Harry Stylli notified the Board that he would not stand for re-election at the forthcoming annual meeting of stockholders in May 2010. As disclosed in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 14, 2010, after further deliberations, the Governance and Nominating Committee of the Board requested Dr. Stylli to reconsider his decision not to stand for re-election, for the reasons described in the Proxy Statement. Dr. Stylli agreed, and the Board nominated him to stand for re-election as a director at the upcoming annual meeting of stockholders.

Item 8.01.	Other Events.

The Company previously reported in a Current Report on Form 8-K filed with the SEC on March 16, 2010 that it entered into a Limited Waiver Agreement with holders of at least a majority of the Company’s outstanding Senior Secured Floating Rate Bonds due 2012 and the Bond Indenture trustee. Under the terms of the Limited Waiver Agreement, the Bond holders and Bond Indenture trustee have agreed to waive the default arising from the inclusion of a “going concern” emphasis paragraph in the independent auditor’s report and other technical defaults under the Bond Indenture until 12:01 AM Eastern Standard Time on April 16, 2010, subject to earlier termination upon certain circumstances.

On April 16, 2010, the Company issued a press release announcing that it received an extension of the waiver. The term of the waiver has been extended to until 12:01 AM Eastern Standard Time on May 18, 2010, subject to earlier termination upon certain circumstances. A copy of the press release is furnished with this report as Exhibit 99.1 to this Form 8-K.

The waiver continues to be subject to a number of terms and conditions relating to our provision of certain information to the Bond holders, among other conditions and matters. In the event that the waiver expires or terminates prior to the successful conclusion of the Company’s negotiations with Bond holders regarding the restructuring of the outstanding debt, then the Company will be in default of its obligations under the Bond Indenture and the Bond holders may choose to accelerate the debt obligations under the Bond Indenture and demand immediate repayment in full and seek to foreclose on the collateral supporting such obligations. If the Company’s debt obligations are accelerated or are not restructured on acceptable terms, it is likely the Company will be unable to repay such obligations and may seek protection under the U.S. Bankruptcy Code or similar relief.

Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished pursuant to Item 8.01:

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 16th day of April, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Charles H. Abdalian, Jr.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated April 16, 2010.